EXHIBIT 99


[LOGO] ARCA(R)             APPLIANCE RECYCLING CENTERS OF AMERICA, INC.
       INCORPORATED            7400 EXCELSIOR BOULEVARD, MINNEAPOLIS MN
                                       55426 (952) 930-9000




FOR IMMEDIATE RELEASE    FOR MORE INFORMATION CONTACT:
                         EDWARD R. (Jack) CAMERON, CEO
                         (952) 930-9000
                         RICHARD G. CINQUINA, EQUITY MARKET PARTNERS
                         (612) 338-0810

                  APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

                      REPORTS RECORD 2001 OPERATING RESULTS

March 5, 2002--Minneapolis, MN--Appliance Recycling Centers of America, Inc. (OTC BB: ARCI) today reported record revenues of $43,810,000 for the year ended December 29, 2001, an increase of 104% from $21,479,000 in 2000. Net income came to $2,646,000 or $0.86 per diluted share in 2001, up significantly from $926,000 or $0.32 per diluted share a year ago.

For the fourth quarter of 2001, revenues totaled $12,306,000, a substantial increase from $5,298,000 in the year-earlier period. Fourth quarter earnings came to $360,000 or $0.11 per diluted share, compared to $39,000 or $0.01 per diluted share in the fourth quarter of 2000.

Edward R. (Jack) Cameron, president and chief executive officer, said: "ARCA's record performance in 2001 reflects the strength of both our ApplianceSmart retailing and energy conservation-related recycling operations in California. In the fourth quarter, which is a seasonally weak period for appliance retail sales, ApplianceSmart sales nearly doubled, reflecting, we believe, the steadily growing consumer appeal of our special-buy retail concept. Retail sales also benefited from the 80% growth of our ApplianceSmart network. During the past year, we opened four new factory outlets and closed one smaller store. Several of these new factory outlets, including those in Apple Valley, Minnesota (opened in October), and Columbus, Ohio (Columbus Square opened in May), are performing exceptionally well. In addition, our ApplianceSmart operation is benefiting from the addition of the Maytag and Frigidaire line of appliances, which have significantly expanded consumer choice at our factory outlets. The validity of our reverse logistics systems has been steadily affirmed by the growing number of appliance manufacturers served by ApplianceSmart. This makes us very optimistic about the future of our ApplianceSmart operation."

For the full year, same-store ApplianceSmart sales, a comparison of the four factory outlets open during all of 2001 and 2000, increased 25%. Fourth quarter same-store sales, a comparison of the five stores in the fourth quarters of 2001 and 2000, were up 9%. Total retail sales increased 90% in the fourth quarter and by 78% for the full year.

The substantial growth in ARCA's recycling revenues during 2001 was generated by three residential energy conservation programs in California, two of which were established in direct response to the state's energy crisis: the state-funded Summer Initiative program that was completed in the third quarter and the state-funded Early Retirement and Recycling program that runs through May 2002. The Company also continued to handle the recycling program sponsored by Southern California Edison Company. Plans for a 2002 statewide recycling program that will be administered by Edison are currently being reviewed by California regulatory authorities. The Company also is aggressively pursuing new and potentially significant appliance recycling programs in other states, reflecting growing national interest in residential energy conservation programs.

Cameron added: "We believe that 2002 will be another good year for ARCA. Since appliance retailing based on our special-buy concept represents ARCA's long-term future, we plan to continue investing heavily in this business. Our goal is to further accelerate ApplianceSmart's sales growth, which is key to the future success of this operation. Toward this end, we expect to open three to four additional factory outlets in 2002, including a 30,000-square-foot superstore factory outlet that is scheduled to open in mid-March in a retail complex in southeastern Columbus, Ohio. In all, we anticipate another year of improved ApplianceSmart sales. At this early stage of the year, we currently anticipate reduced recycling volumes in California, reflecting current state allocations for fewer energy conservation-related recycling programs than in 2001. This does not represent an unusual development, since the number and size of recycling programs will always fluctuate due to prevailing energy and budgetary considerations. However, as noted earlier, we are aggressively pursuing a number of significant recycling opportunities in other parts of the nation that, if received in a timely manner, could have a positive impact on ARCA's 2002 operating results."

Expenses related to the March opening of the new Columbus ApplianceSmart factory outlet, combined with the normal seasonal slowdown in appliance sales and outlook for reduced recycling revenues, are expected to generate results at or near breakeven for the first quarter of 2002 ending March 30.

Through its ApplianceSmart (www.ApplianceSmart.com) operation, ARCA is one of the nation's leading retailers of special-buy household appliances, primarily those manufactured by Whirlpool Corporation. These special-buy appliances, which include close-outs, factory overruns and scratch-and-dent units, typically are not integrated into the manufacturer's normal distribution channel. ApplianceSmart sells these virtually new appliances at a discount to full retail, offers a 100% money-back guarantee and provides warranties on parts and labor. As of March 2002, ApplianceSmart was operating nine factory outlets: four in the Minneapolis/St. Paul market; two in the Columbus, Ohio, market; two in the Dayton, Ohio, market; and one in Los Angeles. ARCA is also one of the largest recyclers of major household appliances for the energy conservation programs of electric utilities.


     ----------------------------------------------------------------------
     Statements about ARCA's outlook are forward-looking and involve risks and uncertainties, including but not limited to: the strength of recycling programs, the growth of appliance retail sales, the speed at which individual retail stores reach profitability, and other factors discussed in the Company's filings with the Securities and Exchange Commission.
     ----------------------------------------------------------------------

                                   # # #


Visit our web site at www.arcainc.com
                      ---------------

       APPLIANCE RECYCLING CENTERS OF AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
4th Quarter 2001 Results
(000'S OMITTED EXCEPT FOR SHARE AMOUNTS)

                                                                       THREE MONTHS             TWELVE MONTHS
                                                                           ENDED                    ENDED
                                                                  ---------------------     ---------------------
                                                                   DEC. 29      DEC. 30      DEC. 29      DEC. 30
                                                                    2001         2000         2001         2000
                                                                  --------     --------     --------     --------
REVENUES
     Retail                                                       $  6,585     $  3,472     $ 22,037     $ 12,379
     Recycling                                                       5,375        1,624       20,506        8,140
     Byproduct                                                         346          202        1,267          960
                                                                  --------     --------     --------     --------
          Total revenues                                          $ 12,306     $  5,298     $ 43,810     $ 21,479

COST OF REVENUES                                                     7,654        3,325       26,481       12,558
                                                                  --------     --------     --------     --------
     Gross profit                                                 $  4,652     $  1,973     $ 17,329     $  8,921

SELLING, GENERAL & ADMINISTRATIVE EXPENSES                           3,874        1,796       12,580        6,958
                                                                  --------     --------     --------     --------
    Operating income                                              $    778     $    177     $  4,749     $  1,963

OTHER INCOME (EXPENSE)
     Other income                                                       17           96           88          385
     Interest expense                                                 (284)        (207)      (1,074)        (841)
                                                                  --------     --------     --------     --------
     Income before provision for income taxes                     $    511     $     66     $  3,763     $  1,507

PROVISION FOR INCOME TAXES                                             151           27        1,117          581
                                                                  --------     --------     --------     --------
     NET INCOME                                                   $    360     $     39     $  2,646     $    926
                                                                  ========     ========     ========     ========

     BASIC INCOME PER COMMON SHARE                                    0.16         0.02         1.15         0.40
                                                                  ========     ========     ========     ========

     DILUTED INCOME PER COMMON SHARE                                  0.11         0.01         0.86         0.32
                                                                  ========     ========     ========     ========

     BASIC WEIGHTED AVERAGE NO. OF COMMON SHARES OUTSTANDING         2,297        2,287        2,291        2,287
                                                                  ========     ========     ========     ========

     DILUTED WEIGHTED AVERAGE NO. OF COMMON SHARES OUTSTANDING       3,307        2,889        3,068        2,889
                                                                  ========     ========     ========     ========